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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) July 22, 1997


                                 REGENCY BANCORP
             (Exact name of registrant as specified in its charter)


        California                    33-82150                   77-0378956
(State or other jurisdiction  (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)



7060 N. Fresno, Fresno, California                                    93720
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:   (209) 438-2600


                                 Not Applicable
         (Former name or former address, if changed since last report).


                                                               Page 1 of 8 pages


                                                 The Exhibit Index is on Page 4.

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Item 5.   OTHER EVENTS.

          Registrant issued a press release and shareholder's letter each dated July 22, 1997, announcing the 2nd quarter results and Capital Augmentation Program. The registrant stated that it took action at June 30, 1997 resulting from an analysis of strategic alternatives to make a special adjustment to the balance sheet of Registrant's subsidiary, RSC and engaged Carruthers & Company to assist registrant in raising additional capital. The foregoing description is qualified by reference to the press release and shareholder's letter attached as exhibits 99.1 and 99.2

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS.

          Not Applicable.

     (b)  PRO FORMA FINANCIAL INFORMATION.

          Not Applicable.

     (c)  EXHIBITS.

          (99.1)  Press Release dated July 22, 1997.

          (99.2)  Shareholder's Letter dated July 22, 1997


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             REGENCY BANCORP




Date:  July 22, 1997                         Steven F. Hertel /s/
                                             ------------------------------
                                             Steven F. Hertel
                                             President


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                                  EXHIBIT INDEX

                                                              Sequential
        Exhibit No.                Description                 Page No.
        -----------                -----------                 --------

           99.1                Press Release dated               5-7
                                  July 22, 1997

           99.2               Shareholder's Letter                8
                               dated July 22, 1997
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                                                                  EXHIBIT 99.1

                                                         FOR IMMEDIATE RELEASE

Contact:  Wil Goodrich, Vice President-Director of Marketing (209) 438-2600

                    REGENCY BANCORP ANNOUNCES 2ND QUARTER RESULTS
                           AND CAPITAL AUGMENTATION PROGRAM

    FRESNO, JULY 22- - Regency Bancorp, parent company of Regency Bank, announced its financial results through June 30, 1997. During the first six months of the year, the company reported a consolidated net loss of $1.9 million as compared to net income of $560,000 for the same period of 1996.

    The net loss for the first half of 1997 was a direct result of additional write downs associated with the bank's real estate investment subsidiary, Regency Service Corporation (RSC). Steve Hertel, president and chief executive officer, stated that management and the board, with the assistance of outside consultants, recently completed an analysis of strategic alternatives available to the company. The result of this analysis was a decision to make a special adjustment to RSC's balance sheet to write down real estate investment properties.

    "This action reflects our determination," Hertel said, "to accomplish a more rapid disposition of RSC's investment properties than might otherwise be achieved under a normal course of business approach.

    "The goal of the company is to mitigate the financial impact of RSC's mandated divestiture," he added, "so that, in the future, the financial results of the company should be more reflective of the continued strong performance of both the bank (absent RSC) and Regency Investment Advisors, Inc. (RIA), the company's investment advisory subsidiary. We determined that this action would be in the best interests of the company and its shareholders, as well as


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enhance the prospects for a successful new capital offering."

    Regency Bancorp also announced that it has engaged Carruthers & Company to assist the company in raising additional capital. Carruthers & Company, of the Washington, D.C. area, is a financial advisory and consulting firm that specializes in community bank capital enhancement programs. The form and structure of the capital offering is still under analysis.

    Notwithstanding the company's consolidated results, Hertel noted the continued solid performance of Regency Bank and RIA, as well as the strong growth of the company. During the first two quarters of 1997, the bank (absent
RSC) and RIA recorded aggregate net income of $943,000. The company also reached record asset levels during the first half of this year, up 15.4% to $186.9 million compared to $161.9 million at mid-year 1996. Total deposits of the bank increased 21.4% during the last twelve months to $170.9 million. In addition, the bank's total loan portfolio also reached a record level with $113.3 million invested locally, an increase of 13.2% from $100.1 million a year ago.

    The company's president also affirmed that, "I continue to be pleased by the performance of the bank and RIA which represent the principal components of our company's future. We recently issued a Visa Cash Access card, which is a replacement for paper checks and other debit cards. In the near future, we'll begin testing 24-hour personal computer or touch tone telephone banking and bill paying at the home or office."

    He also pointed out that Regency Investment Advisors, Inc., which represents the only community bank based investment advisory firm in California's Central Valley, reported a record total of assets under management of $80.3 million as of June 30, 1997.

    Regency Bancorp and its subsidiaries have served Fresno and the Central Valley since December of 1980. The company currently serves the greater Fresno market and Madera County through its three banking branches and has a loan production office in Modesto. It's stock trades


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over the counter under the symbol REFN with four market makers: Van Kasper
& Co., Hoefer & Arnett, Banc Stock Financial Services, and Sutro & Co.

                                        # # #

Regency Bancorp -- Summary Financial Data - Unaudited

                                            FOR THE SIX MONTHS ENDED JUNE 30,
                                                    1997              1996
INCOME STATEMENT DATA:
  Net interest income                          $  4,498,000      $  4,159,000
  Provision for loan losses                         835,000               -0-
  Non interest income                             1,400,000         1,775,000
  Non interest expense, without RSC               4,761,000         4,783,000
  RSC expenses                                    3,590,000           182,000
  Earnings (losses) before income taxes         (3,288,000)           970,000
  Net earnings (loss)                           (1,907,000)           560,000

PER SHARE DATA:
  Net earnings (loss)                          $    ( 1.03)      $       0.31
  Book value                                           6.44              7.17

BALANCE SHEET DATA:
  Total Assets                                 $186,870,000      $161,931,000
  Total Loans                                   113,280,000       100,110,000
  Deposits                                      170,862,000       140,722,000
  Shareholders' equity                           12,045,000        13,030,000

JULY 22, 1997


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                                                                    EXHIBIT 99.2

July 22, 1997

Dear Regency Bancorp Shareholder:

For the last several years, the board, management and staff of Regency Bancorp have been actively involved in an FDIC-mandated divestiture of the real estate investment activities of our bank's subsidiary, Regency Service Corporation
(RSC).

In the past, we've provided you with a detailed summary of the divestiture's regulatory requirements. Though our efforts have been vigorous, we found it necessary to seek federal approval last year to continue our divestiture efforts beyond the regulatory deadline of Dec. 19, 1996. Our new deadline is Dec. 31, 1998.

We are convinced that divestiture efforts are hampering our ability to take advantage of the many oppor-tunities that are available to expand our basic banking and money management business. With the assistance of an outside advisory firm that specializes in analyzing strategic alternatives to build long term shareholder value, we accomplished an extensive analysis of our company's performance.

The consensus of management and the board of directors was that we must put RSC's financial impact, to whatever extent possible, behind us now in order to produce income that reflects the current and anticipated excellent performance of Regency Bank and Regency Investment Advisors, Inc. (RIA). As a result, at the end of the second quarter, we took a number of dramatic steps to re-organize and expedite the winding down of our remaining real estate properties.

It's because of the earnings performance of Regency Bank and RIA that we're confident in issuing the enclosed news release announcing a loss of $1.9 million year-to-date in 1997, for the holding company. If the bank's and RIA's performance (net of RSC) during the second six months mirrors the first six months of 1997, this loss is anticipated to be reduced to less than $1 million by year end.

Our intention to raise additional capital is also noted in the release. Though the method of raising capital hasn't been determined (public offering or private), nor the amount, we are confident that it will be in the long term best interests of the company and its shareholders.

If you would like additional information or a copy of our report to the Securities and Exchange Commission on Form 10-Q, for the period ended June 30, 1997, please contact our Shareholder Relations Department at (209) 438-2600, ext. 213, or toll free at 1-800 562-6449.

Thank you for your continuing support of Regency Bancorp. We're looking forward to serving you and working to enhance the value of your investment.

Sincerely,



Steven F. Hertel
Chairman of the Board
President and Chief Executive Officer